         THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.


COLLECTIBLE  CONCEPTS  GROUP,  INC.
A  DELAWARE  CORPORATION


                                                __________________________, 2000

Number_____________________________                            $________________

         COLLECTIBLE CONCEPTS GROUP, INC. a Delaware corporation (the "Company"), is indebted and, for value received, promises to pay to the order of ___________________________________ on ________________________ (the "Due
Date"), (unless this Debenture shall have been sooner called for redemption as herein provided), upon presentation of this Debenture, ___________________ Dollars ($ ) (The "Principal Amount") and to pay interest on the Principal Amount at the rate of ________________percent ( %) per annum as provided herein.
         The Company covenants, promises and agrees as follows:

         1. Interest. Interest which shall accrue on the Principal Amount shall be payable in four (4) installments on the first day of _________________________ in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full. Notwithstanding the foregoing, interest shall be paid only to the extent of available net income of the Company. The net income of each fiscal semi-annual period will be determined in the regular course of the Company's business by the duly appointed certified public accountants of the Company. After allocation of earnings has been made to cover all existing and continuing obligations of the Company, including any new, customary, and non-extraordinary obligations incurred in the normal course of doing business, and after the usual appropriations have been made for customary reserves, funds, or accounts, the amount of earned surplus available for payment of dividends or other purposes will be determined. All of the available earned surplus in each semi-annual period will first be used toward this issue, to pay the holders on a pro rata basis up to the maximum percent of interest on this Debenture. The interest payments shall be made during the following semi-annual period. Only when all holders are paid the maximum percentage of interest on this Debenture will the surplus be available for payment of dividends or other purposes as the Board of Directors determines. Any interest not paid in any particular semi-annual period will accumulate the subsequent semi-annual period. If this Debenture shall be issued on a date other than the first day of a calendar month, the interest payable shall be prorated upon the number of days of such calendar month period during which this Debenture shall have been issued and outstanding. All accrued and unpaid interest shall be payable on the Due Date. The first payment of interest shall be made on ___________________. All payments of principle and interest or principle or interest shall be made at ____________________________________, or at such other place as may be designated by the holder hereof.

         2.  Redemption.

             2.1 This Debenture is subject to redemption at the option of the Company in whole or in part prior to the Due Date at any time and from time to time without penalty or premium. The Company may exercise its right to redeem this Debenture prior to maturity by giving notice (the "Redemption Notice") thereof to the holder of this Debenture as it appears on the books of the Company, which notice shall specify the terms of redemption (including the place at which the holder of the Debenture may obtain payment), the principal amount of the Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"), which date shall not be less than thirty
(30) days nor more than forty-five (45) days after the date of the Redemption Notice.

             2.2 On the Redemption Date, the Company shall pay all accrued and unpaid interest on the Debenture up to and including the Redemption Date and shall pay to the holder hereof a dollar amount equal to the Redemption Amount.

         3.  Conversion.

             3.1 The holder of this Debenture shall have the right, at such holder's option, at any time, to convert all, but not less than all, of this Debenture into such number of fully paid and nonassessable shares of Common Stock at .001 par value of the Company (the "Common Stock") as shall be provided herein. The issuance of a Redemption Notice by the Company pursuant to Section 2 above shall have no effect upon the holder's conversion right as provided herein.

             3.2 The holder of this Debenture may exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to the Company of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal ______ Dollar ( $ 1.00 ) multiplied by the Conversion Ratio as defined and determined in accordance with Section 4 in effect on the date the Conversion Notice is given; provided, however, that in the event that this Debenture shall have been partially redeemed, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share.

             3.3 Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within ten business days after receipt of the Conversion Notice, the Company shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the holder of this Debenture in the Conversion Notice, a stock certificate or stock certificates of the Company representing the number of shares of Common Stock to which such holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Debenture up to and including the Conversion Date.

         4.  Conversion Ratio.

             4.1 On the date hereof, the Conversion Ratio shall equal _________ ( ), provided, however, that the Conversion Ratio shall be subject to adjustment in accordance with and at the times provided in this Section 4.

             4.2 In the event that the Company takes any action, whether in the form of issuance of new securities or by adoption of changes in outstanding securities, which has the effect of diluting the value of the holder's conversion rights of more than twenty percent (20%), the Company will make a corresponding adjustment in the Conversion Ratio to preserve the present value of such rights.

             4.3  Whenever the Conversion Ratio shall be adjusted as provided in
Section 4 hereof, the Company shall prepare and send to the holder of this Debenture a statement, signed by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment.

             4.4 In the event the Company shall propose to take any action of the types described in Section 4.2 hereof, the Company shall give notice to the holder of this Debenture, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of thirty (30) days prior to the record date or the date which such action shall be taken. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Failure to give notice in accordance with this Section 4.4 shall not render such action ultra vires, illegal or invalid.

             4.5 The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Company upon conversion; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Debenture.

             4.6 The Company shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Debenture.

         5. Default. The entire unpaid and unredeemed balance of the Principle Amount and all Interest accrued and unpaid on this Debenture shall, at the election of the holder, be and become immediately due and payable upon any failure by the Company to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

         6. Waiver. No failure or delay by the holder to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or remedy at any later time or times by accepting payment after the due date of any amount payable under this Debenture, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a default for failure to effect such payment of any such other amount. The failure of the holder of this Debenture to give notice of any failure or breach of the Company under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

         7. Consent to Jurisdiction. The Company hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of Pennsylvania, and/or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Debenture the Company irrevocably consents to the jurisdiction of each such court. The Company hereby irrevocably appoints as agent of the Company to accept service of process for and on behalf of the Company in any action, suit or proceeding arising out of this Debenture.

         8. Transfer. This Debenture shall be transferred on the books of the Company only by the registered holder hereof or by his attorney duly authorized in writing or by delivery to the Company of a duly executed Assignment substantially in the form attached hereto as Exhibit A. The Company shall be entitled to treat any holder of record of the Debenture as the holder in fact thereof and
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
Group, Inc., 1600 Lower State Road, Doylestown, Pennsylvania 18901, and, if to the holder of this Debenture, to the address of such holder as it appears in the books of the Company. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

         10. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the state of Pennsylvania, or where applicable, the laws of the United Sates.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

ATTEST:                                      COLLECTIBLE CONCEPTS GROUP, INC.


_____________________________                By:________________________________
_____________________, Secretary                PAUL S. LIPSCHUTZ
                                                President




                                    EXHIBIT A
                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby assigns to _____________________ the five (5) year twelve percent (12%) Convertible Debenture of Collectible Concepts Group, Inc., Number __________, and hereby irrevocably appoints Paul S. Lipschutz, Attorney, to transfer said Debenture on the books of the within named corporation, with full power of substitution in the premises.

         WITNESS my hand and seal this ___________ day of ___________________,
2000.


_____________________________

_____________________________


WITNESS:


_____________________________

                             SUBSCRIPTION AGREEMENT

TO:

         COLLECTIBLE CONCEPTS GROUP, INC. (the "Company"), a Delaware corporation, proposes to offer and sell convertible debentures in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Debentures") at a purchase price of ____________ Thousand Dollars ($ ,000.00) per Debenture to qualified purchasers. The Company may elect, in its sole discretion, to increase the aggregate principal amount of the convertible debentures offered hereby to One Million Dollars ($1,000,000.00). All purchasers must be "Accredited Investors" as that term is defined by the regulations of the United States Securities and Exchange Commission. All purchasers must execute and return to the Company an "Accredited Investor Questionnaire" in conjunction with the execution of this Subscription Agreement.

         The undersigned ("Purchaser") agrees with the Company as follows:

         1.  Sales and Purchase of the Shares; Closing.

             1.1 The Company hereby grants to Purchaser, subject to the terms and conditions of this Subscription Agreement, the right to subscribe to purchase Debentures, each Debenture to be in a principal amount of __________ Thousand Dollars ( $ , 000.00), and bear interest at an annual rate of twelve percent (12%), which interest will accrue and be due and payable upon maturity on _________ ___, _____. The Purchaser will have the right to covert the Debenture into shares of the Company's common stock, on the basis of _______ (_) shares of common stock for each dollar of principal outstanding at the time of conversion. Thus, the Purchaser of a Debenture in the principal amount of _______ Thousand Dollars ($ , 000.00) will have the right to convert such Debenture into ________________ Thousand ( ,000) shares of the Company's common stock. The Company may redeem the debenture at any time, without penalty or premium, by paying the Purchaser the principal amount of the Debenture plus all accrued but unpaid interest to date.

             1.2 Subject to the terms of this Subscription Agreement, Purchaser hereby agrees to purchase the number of Debentures set forth opposite Purchaser's signature below, at the purchase price of ________________ Dollars ($ .00) per Debenture.

             1.3 The purchase price per Debenture shall be paid upon execution and return of this Subscription Agreement, by check payable to COLLECTIBLE CONCEPTS GROUP, INC.

             1.4 The Company's receipt or deposit of Purchaser's check shall not be an acceptance of Purchaser's subscription. The Company will indicate its acceptance by causing this Subscription Agreement to be executed. The Company reserves the right to reject a Purchaser's subscription or to cancel its subscription offer as to any and all Purchasers at any time. Upon the acceptance by the Company of any subscription, the subscription funds deposited by the Purchaser shall thereafter be immediately available to the Company for disbursement, regardless of the aggregate amount of money raised in this offering.

             1.5 Notwithstanding any provision in this Agreement to the contrary, any Purchaser may rescind his subscription prior to acceptance by the Company by notice to the Company and, in the event of a rescission, the Purchaser shall have his subscription payment returned to him without any interest thereon.

             1.6 If the Company accepts Purchaser's subscription, the Company will issue the Debenture purchased as of such date and mail to the Purchaser a copy of this fully executed Subscription Agreement and Debenture registered in Purchaser's name.

         2. Company Overview. The Company is an OTC Bulletin Board listed broad based marketing company with an emphasis on entertainment related products. The purpose of this offering of Debentures is to provide capital for the Company's operations which is marketing collectible merchandise, primarily in the entertainment and sports markets.

Risk Factors.
In connection with the Purchaser's subscription for the Debentures pursuant to the terms of this Agreement, Purchaser acknowledges that Purchaser has considered, among other things, that the securities being offered hereby are highly speculative and involve a high degree of risk.

             3.2 The business in which the Company participates and intends to participate in the future is highly competitive. Many of the Company's competitors have greater financial and marketing resources than the Company, greater market recognition and represent significant long-term competition for the Company.

             3.3 The Company may be required to raise additional financing in the future to carry out its planned operations. There can be no assurance that the Company will be able to raise additional financing or that, if raised, that the terms of such financing will be favorable to the Company. Insufficient funds may cause the Company to delay or scale back certain of its plans and operations.


         4. Investment Representation. Purchaser represents and warrants as follows:

             4.1  The Purchaser is aware that:

                  a. The Company's current management has been in place since August 1992, and the Company has had a limited financial and operating history, and has had minimal revenues to date.

                  b. There are substantial risks incident to this investment in the company.

                  c. No federal or state agency has passed upon the Debentures or made any finding or determination as to the fairness of this investment.

             4.2 Purchaser has the necessary knowledge and experience to evaluate the merits and risks of the investment in the Debentures, and Purchaser is able to bear the economic risks of losing Purchaser's entire investment. The Purchaser understands that investment in the Company is an illiquid investment. In particular, the Purchaser recognizes that:

                  a. The Purchaser must bear the economic risk of investment in the Debentures for an indefinite period of time since neither the Debentures nor the common shares into which the Debentures may be converted have been registered under the Securities Act of 1933, as amended (the "Act"), and, therefore, neither can be sold unless either they are subsequently registered under the Act or an exemption from such registration is available; and

                  b. There will be no established market for the Debenture.

             4.3 The Purchaser's residency is as shown on the signature page hereof.

             4.4 All inquires that the Purchaser has requested of the Company concerning the Company and its proposed activities have been answered. The Purchaser has not been furnished any offering literature other than this Subscription Agreement and a specimen Debenture. The books and records of the Company have been and are available for inspection by Purchaser at Company's place of business.

             4.5 The Purchaser is acquiring the Debentures for which he or she hereby subscribes for his or her own account, as principle, for investment and not with the view to the resale or distribution of all or any part of such Debentures.

             4.6 The Purchaser is duly qualified to purchase and hold the Debentures, and is not an entity which has been formed for the specific purpose of acquiring the Debentures.

             4.7 The Purchaser has adequate means of providing for Purchaser's current needs and personal contingencies and has no need for liquidity in this investment.

             4.8 All the information which the Purchaser has furnished to the Company is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to Closing, the Purchaser will immediately furnish such revised or corrected information for the Company.

             4.9  The Purchaser acknowledges that each certificate representing
(i) the Debentures, and (ii) any other securities issued in respect of the Debentures upon any conversion, stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend that may now or hereafter be required by state law):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAT BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTARTION IS NOT REQUIRED UNDER THE SECURITES ACT OF 1933, OR, UNLESS EXEMPT PURSUANT TO RULE 144 OF SUCH ACT.

         5.  Miscellaneous.

             5.1 This subscription is not transferable or assignable by the Purchaser.

             5.2 If the Purchaser is more than one person, the obligations of the Purchaser shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors and assigns.

             5.3 This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Purchaser.

             5.4 This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Pennsylvania.

         Number of Debentures subscribed for:____________________

         Amount of check enclosed: $_____________________ (Each Debenture requires a payment of $_____________)

DATED:________________________

SIGN: _____________________________(1)       ________________________________(1)
      (Signature of Purchaser)               (Name of Purchaser - Print)

SIGN: _____________________________(1)       ________________________________(1)
      (Signature of Purchaser)               (Name of Purchaser - Print)

Address of Purchaser's Residence:

_____________________________________________
Number and Street

_____________________________________________
City              State             Zip Code

Mail Address (if different)

_____________________________________________
Number and Street

_____________________________________________
City              State             Zip Code

Subscription accepted as of
______________________, 2000;


COLLECTIBLE CONCEPTS GROUP, INC.


By: ________________________________
    PAUL S. LIPSCHUTZ, President